UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 22, 2011 (July 20, 2011)

Williams Controls, Inc.

(Exact name of Company as specified in its charter)

Delaware	0-18083	84-1099587
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

14100 SW 72nd Avenue

Portland, Oregon 97224

(Address of principal executive offices)

(503) 684-8600

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

This current report on Form 8-K/A updates information provided on a Form 8-K dated May 16, 2011, related to disclosures made under Item 5.07, Submission of Matters to a Vote of Security Holders, associated with Williams Controls, Inc. (the “Company”) Annual Meeting of Stockholders held on February 22, 2011.

As previously reported, in an advisory vote on the frequency of the advisory vote on the compensation of the Company’s named executive officers, the majority of votes cast approved the proposal that stockholders vote on an advisory basis every year to approve executive compensation. SEC regulations state that the Company must hold these votes on frequency at least once every six years. In light of the voting results, the Company’s Board of Directors decided that the Company will hold an annual advisory vote on the compensation of our named executive officers. The Company will continue to hold annual advisory votes until the Company’s Board of Directors decides to hold the next stockholder advisory vote on the frequency of advisory votes.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned.

WILLIAMS CONTROLS, INC.

Date: July 22, 2011	By:	/s/ DENNIS E. BUNDAY
Dennis E. Bunday
Executive Vice President & Chief Financial Officer